SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Pamrapo Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-18014	22-2984813
(State or other Jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Avenue C, Bayonne, New Jersey	07002
(Address of Principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 339-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2010, BCB Bancorp, Inc., a New Jersey Corporation (“BCB”), and Pamrapo Bancorp, Inc., a New Jersey Corporation (“Pamrapo”), entered into a Second Amendment to the Agreement and Plan of Merger (“Amendment”), which amends the Agreement and Plan of Merger between BCB and Pamrapo (the “Merger Agreement”), dated as of June 29, 2009, as amended on November 5, 2009. The parties agreed to amend the Delay provision of the Merger Agreement so that the parties may close the merger as soon as possible after June 30, 2010.

The preceding disclosure is qualified in its entirety by reference to the Second Amendment, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Second Amendment to Agreement and Plan of Merger, dated as of June 30, 2010, between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAMRAPO BANCORP, INC.

Date: June 30, 2010

	By:	/s/ KENNETH D. WALTER
Kenneth D. Walter
Vice President, Treasurer and Chief Financial Officer, and Interim President and Chief Executive Officer